Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Altria Group, Inc. of our report dated January 28, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Altria Group, Inc., which appears in the 2008 Annual Report to Shareholders of Altria Group, Inc., which is incorporated by reference in Altria Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the incorporation by reference of our report dated January 28, 2009 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Altria Group, Inc. of our reports dated June 12, 2009 relating to the financial statements and supplemental schedules, which appear in the Annual Reports of the Deferred Profit-Sharing Plan for Craft Employees, the Deferred Profit-Sharing Plan for Tobacco Workers, and the Deferred Profit-Sharing Plan for Salaried Employees on Form 11-K for the year ended December 31, 2008.

/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Richmond, Virginia

November 2, 2009